                                                                   Exhibit 23.02

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports dated:

  January 28, 2000, except as to Note 11, as to which the date is March 27,
     2000, with respect to DoveBid, Inc.
  March 3, 2000, with respect to AccuVal Associates, Incorporated and
     LiquiTec Industries, Incorporated
  March 8, 2000, with respect to Greenwich Industrial Services, LLC
  March 2, 2000, with respect to Haltek Electronics dba Test Lab
  March 7, 2000, with respect to Philip Pollack & Co., Inc.
  August 4, 2000, with respect to Norman Levy Associates, Inc. and subsidiaries all in the Registration Statement (Form S-1, No. 333-32184) and related Prospectus of DoveBid, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP
August 10, 2000
San Francisco, CA